Exhibit 25(2)(a)(2)

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                            CERTIFICATE OF FORMATION
                                       OF
                        SAGE MULTI-STRATEGY FUND, L.L.C.

      This Certificate of Amendment of the Certificate of Formation of Sage Multi-Strategy Fund, L.L.C. (the "Company") is being duly executed and filed pursuant to section 18-202 of the Delaware Limited Liability Company Act.

      FIRST: The name of the limited liability company is: Sage Multi-Strategy
             Fund, L.L.C. (the "Company").

      SECOND: Paragraph First of the Certificate of Formation is hereby amended to change the name of the Company from "Sage Multi- Strategy Fund, L.L.C." to "Robeco-Sage Multi-Strategy Fund, L.L.C." so that it shall henceforth read in its entirety as follows:

              "First: The name of the limited liability company is Robeco-Sage Multi-Strategy Fund, L.L.C."

      IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Certificate of Formation of the Company this 13th day of January, 2006.


                             SAGE MULTI-STRATEGY FUND, L.L.C.



                             By:    /s/ Timothy J. Stewart
                                    Name:  Timothy J. Stewart
                                    Title: President and Chief Executive Officer